Exhibit 4.7

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July 28, 2004 between Ocwen Financial Corporation, a corporation organized under the laws of Florida (the "Company"), and Jefferies & Company, Inc., as the Initial Purchaser, pursuant to the Purchase Agreement, dated July 22, 2004 (the "Purchase Agreement"), between the Company and the Initial Purchaser. In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

      The Company agrees with the Initial Purchaser, (i) for its benefit as Initial Purchaser and (ii) for the benefit of the beneficial owners (including the Initial Purchaser) from time to time of the Notes (as defined herein), and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issuable upon conversion of the Notes (each of the foregoing a "Holder" and together the "Holders"), as follows:

      SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

      "Additional Amount" has the meaning specified in Section 2(e) hereof.

      "Additional Amount Accrual Period" has the meaning specified in Section 2(e) hereof.

      "Additional Amount Payment Date" means each February 1 and August 1.

      "Additional Notes" means up to an additional $25,000,000 aggregate principal amount of 3.25% Contingent Convertible Senior Unsecured Notes due 2024 of the Company to be purchased pursuant to the Purchase Agreement.

      "Affiliate", with respect to any specified person, has the meaning specified in Rule 144.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

      "Common Stock" means any of the common stock, par value $0.01 per share, of the Company and any other common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

      "Company" has the meaning specified in the first paragraph of this Agreement.

      "Conversion Price" means, with respect to each $1,000 principal amount of Notes, as of any date of determination, the principal amount divided by the Conversion Rate in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

      "Conversion Rate" has the meaning assigned to such term in the Indenture.

      "Deferral Notice" has the meaning specified in Section 3(i) hereof.

      "Deferral Period" has the meaning specified in Section 3(i) hereof.

      "Effectiveness Deadline Date" has the meaning specified in Section 2(a) hereof.

      "Effectiveness Period" means the period of two years from the Issue Date or such shorter period ending on the date that all Registrable Securities have ceased to be Registrable Securities.

      "Event" has the meaning specified in Section 2(e) hereof.

      "Event Date" has the meaning specified in Section 2(e) hereof.

      "Event Termination Date" has the meaning specified in Section 2(e) hereof.

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      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Filing Deadline Date" has the meaning specified in Section 2(a) hereof.

      "Firm Notes" means an aggregate of $150,000,000 principal amount of the 3.25% Contingent Convertible Senior Unsecured Notes due 2024 of the Company to be purchased pursuant to the Purchase Agreement.

      "Holder" has the meaning specified in the second paragraph of this Agreement.

      "Indenture" means the Indenture dated as of the date hereof, as amended from time to time, between the Company and The Bank of New York Trust Company, N.A., as trustee, pursuant to which the Notes are being issued.

      "Initial Purchaser" means Jefferies & Company, Inc.

      "Initial Shelf Registration Statement" has the meaning specified in
Section 2(a) hereof.

      "Issue Date" means July 28, 2004.

      "Material Event" has the meaning specified in Section 3(i) hereof.

      "Notes" means the Firm Notes and the Additional Notes.

      "Notice and Questionnaire" means a written notice executed by a Holder and delivered to the Company containing substantially the information called for by the Notice of Registration Statement and Selling Securityholder Questionnaire attached as Annex A to the Offering Memorandum dated July 22, 2004 of the Company relating to the Notes.

      "Notice Holder" means on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

      "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by all amendments and prospectus supplements, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

      "Purchase Agreement" has the meaning specified in the first paragraph of this Agreement.

      "Record Holder" means, with respect to any Additional Amount Payment Date relating to any Note or Underlying Common Stock as to which any Additional Amount has accrued, the registered holder of such Note or such shares of Underlying Common Stock, as the case may be, on the January 15 or July 15 immediately prior to the next succeeding Additional Amount Payment Date.

      "Registrable Securities" means the Notes and the Underlying Common Stock until such securities have been converted or exchanged and, at all times subsequent to any such conversion or exchange, any securities into or for which such securities have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split, merger or similar event until, in the case of any such security, the earlier of the date on which: (i) the Notes or the shares of Underlying Common Stock issued upon conversion have been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement; (ii) the Notes or the shares of Underlying Common Stock issued upon conversion are transferred in compliance with Rule 144 (or any similar provision then in effect) or may be sold or transferred by a person who is not an Affiliate of the Company; or (iii) the Notes or the shares of Underlying Common Stock issued upon conversion cease to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

      "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

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      "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

      "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

      "SEC" means the United States Securities and Exchange Commission and any successor agency.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

      "Shelf Registration Statement" means a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders of the Registrable Securities.

      "Subsequent Shelf Registration Statement" has the meaning specified in
Section 2(b) hereof.

      "TIA" means the Trust Indenture Act of 1939, as amended.

      "Trustee" means The Bank of New York Trust Company, N.A. (or any successor entity), the Trustee under the Indenture.

      "Underlying Common Stock" means the Common Stock into which the Notes are convertible or issued upon any such conversion.

      SECTION 2. Shelf Registration.

      (a) The Company shall prepare and file or cause to be prepared and filed with the SEC no later than a date which is ninety (90) days after the Issue Date (the "Filing Deadline Date") a Shelf Registration Statement (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution reasonably elected by the Holders and set forth in the Initial Shelf Registration Statement; provided, that in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act no later than a date (the "Effectiveness Deadline Date") that is one hundred and eighty (180) days after the Issue Date, and to keep, subject to Section 3(i)(A) hereof, the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. Each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to the time that the Initial Shelf Registration Statement became effective shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (other than laws not generally applicable to all such Holders). Notwithstanding the foregoing, no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder has complied with the provisions of this Agreement, including providing a Notice and Questionnaire.

      (b) If the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend such Shelf Registration Statement in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or, subject to a Deferral Notice having been given, file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is reasonably practicable after such filing or, if filed during a Deferral Period, after the expiration of such Deferral Period, and to keep such Subsequent Shelf Registration Statement, subject to Section 3(i)(A) hereof, continuously effective until the end of the Effectiveness Period.

      (c) The Company shall supplement and amend the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or, to the extent to which the Company does not

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reasonably object, as reasonably requested in writing by the Initial Purchaser or by the Trustee on behalf of the registered Holders with respect to information relating to such Holders.

      (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Sections 3(i) and 4 hereof. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least ten (10) Business Days prior to any intended distribution of Registrable Securities under such Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as is reasonably practicable and in any event within thirty (30) Business Days after the date a fully completed and legible Notice and Questionnaire is received by the Company, (i) if required by applicable law, file with the SEC a post-effective amendment to such Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in such Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (other than laws not generally applicable to all Holders of Registrable Securities wishing to sell Registrable Securities pursuant to such Shelf Registration Statement and related Prospectus) and, if the Company shall file a post-effective amendment to such Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable; (ii) upon its request provide such Holder copies of any documents filed pursuant to Section 2(d)(i) hereof; and (iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i) hereof; provided, that if such Notice and Questionnaire is delivered during a Deferral Period or a Deferral Period begins within thirty (30) Business Days after the delivery of such Notice and Questionnaire, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period (except that any days falling within such Deferral Period will not be included in calculating the thirty (30) Business Days permitted for the filing of any amendments or supplements) in accordance with Section 3(i), provided, further, that if under applicable law the Company has more than one option as to the type or manner of making any such filing, they will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) of this Agreement (whether or not such Holder was a Notice Holder at the time the Registration Statement was initially declared effective) shall be named as a selling securityholder in the Registration Statement or related Prospectus subject to and in accordance with the requirements of this Section 2(d).

      (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, or (iii) (x) at any time after the Effectiveness Deadline Date, the Initial Shelf Registration Statement ceases to be effective or fails to be usable and the Company does not cure the Initial Shelf Registration Statement within ten (10) business days (or, if a Deferral Period is then in effect, the fifth business day following the expiration of such Deferral Period) by a post-effective amendment, prospectus supplement or report filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself declared effective, or (y) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses (i) through (iii) is individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) hereof in the case of clause (iii), being referred to herein as an "Event Date"). Events shall be deemed to continue until the "Event Termination Date," which shall be the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), and either (x) the date on which any post-effective amendment is declared effective by the SEC or any Prospectus supplement or report is filed that makes the Initial Shelf Registration Statement usable, or (y) the date on which the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded ends in the case of the commencement of an Event of the type described in clause (iii).

      Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date after an Event Termination Date or the date that a Shelf Registration Statement is no longer required to be kept effective (an "Additional Amount Accrual Period"), the Company agrees to pay an additional amount (the "Additional Amount"), payable on the Additional Amount Payment Dates to Record Holders of then-outstanding Notes that are Registrable Securities, accruing, for each portion of such Additional Amount Accrual Period beginning on

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and including an Additional Amount Payment Date (or, in respect of the first time that the Additional Amount is to be paid to Holders on an Additional Amount Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Additional Amount Accrual Period or (B) the next Additional Amount Payment Date, at a rate per annum equal to one-quarter of one percent (0.25%) of the aggregate principal amount of the Notes that are Registrable Securities for the first ninety (90)-day period from the Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.50%) of the aggregate principal amount of such Notes that are Registrable Securities, determined as of the Business Day immediately preceding the next Additional Amount Payment Date; provided, that no Additional Amount shall be payable to Record Holders in respect of any shares of Common Stock issued upon conversion of the Notes, but the Record Holders of such shares of Common Stock issued upon conversion of the Notes shall be entitled to receive additional shares of Common Stock upon conversion (except to the extent that the Company elects to deliver cash upon conversion); provided, further, that any Additional Amount accrued with respect to any Note or portion thereof called for redemption on a redemption date prior to the Additional Amount Payment Date shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption on the applicable redemption date, on such date. Notwithstanding the foregoing, no Additional Amounts shall accrue as to any Note that is a Registrable Security from and after the earlier of (x) the date such Note is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Additional Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Additional Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Additional Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of Additional Amounts by the Company).

      Notwithstanding the provisions in this Section 2(e), if any Additional Amount is payable as a result of the Company's failure to add the name of a Holder as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities and if such failure shall have not resulted in an Event with respect to the other Holders, only such Holder that was not named as a selling securityholder shall be entitled to receive such Additional Amount.

      The Trustee, subject to the applicable provisions of the Indenture, shall be entitled to seek on behalf of Holders of Notes any available remedy for the enforcement of this Agreement, including for the payment of any Additional Amount. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which additional amounts are expressly provided shall be such Additional Amount. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

      All of the Company's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)). The parties hereto agree that the Additional Amounts provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

      SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

      (a) Before filing any Registration Statement or Prospectus or any amendments or supplements (other than supplements that do nothing more substantive than name one or more Notice Holders as selling securityholders) thereto with the SEC, furnish to the Initial Purchaser copies of all such documents proposed to be filed and use reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Initial Purchaser reasonably shall propose within three (3) Business Days of the delivery of such copies to the Initial Purchaser.

      (b) Prepare and file with the SEC the Registration Statement and such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

      (c) As promptly as reasonably practicable give notice to the Notice Holders and the Initial Purchaser (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration

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Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order or injunction suspending or enjoining the use of any Prospectus or the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for offering or sale under the securities or "blue sky" laws in any jurisdiction or the initiation of any proceeding for such purpose and (v) of the occurrence of (but not the nature of or details concerning) a Material Event (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company promptly files a Prospectus supplement to update the Prospectus or the Company files a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

      (d) Use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment or, if any such order or suspension is made effective during any Deferral Period, at the earliest possible moment after the expiration of such Deferral Period.

      (e) If reasonably requested in writing by the Initial Purchaser or any Notice Holder, as promptly as reasonably practicable incorporate in a prospectus supplement or post-effective amendment to a Registration Statement such information as the Initial Purchaser or such Notice Holder shall, on the basis of an opinion of nationally recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such prospectus supplement or such post-effective amendment as required by applicable law; provided, that the Company shall not be required to take any actions under this Section 3(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law. For purposes of this Agreement, Sidley Austin Brown & Wood LLP shall be deemed to be nationally recognized counsel experienced in the matters described in this
Section 3.

      (f) As promptly as reasonably practicable after the filing of such documents with the SEC, furnish to each Notice Holder and the Initial Purchaser, upon their written request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder or the Initial Purchaser, as the case may
be).

      (g) During the Effectiveness Period (except during such periods that a Deferral Notice is outstanding and has not been revoked), deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto as such Notice Holder may reasonably request in writing; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

      (h) Subject to Section 3(i), prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use reasonable best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire), it being agreed that no such registration or qualification will be made unless so requested; prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) register or qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified or where it would be subject to income tax as a foreign corporation, or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (ii) take any action that would subject it to general or unlimited service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

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      (i)   Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of proceedings with respect to a Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence or existence of any development, event, fact, situation or circumstance (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or (C) the occurrence or existence of any Material Event relating to the Company that, in the sole discretion of the Company acting in good faith, makes it appropriate to suspend the availability of such Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to the Notice Holders that the availability of such Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company acting in good faith, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and
(z) in the case of clause (C) above, as soon as, in the discretion of the Company acting in good faith, such suspension is no longer appropriate. So long as the period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") does not exceed thirty (30) days during any three (3) month period or ninety (90) days during any twelve
(12) month period, the Company shall not incur any obligation to pay Additional Amounts pursuant to Section 2(e). Notwithstanding the foregoing, to the extent a Material Event relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company's ability to consummate such transaction, the Company may extend a Deferral Period from thirty (30) days to sixty (60) days. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Deferral Period.

      (j) If reasonably requested in writing in connection with a disposition of Registrable Securities having a fair market value of a least $5,000,000 pursuant to a Registration Statement, make reasonably available for inspection during reasonable business hours by a representative for the Notice Holders of such Registrable Securities and any broker dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or otherwise obligated to keep such information confidential; and provided, further, that the foregoing inspection and information gathering shall be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5.

      (k) Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC to the extent and so long as they are applicable to the offer and sale of Registrable Securities by the Notice Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act, and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and

Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any twelve (12)-month period (or ninety (90) days after the end of any twelve (12)-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said twelve (12)-month periods.

      (l) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement and not bearing any restrictive legends (unless required by applicable securities laws), and enable such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.

      (m) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee for the Notes and the transfer agent for the Common Stock with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

      (n) Make a reasonable effort to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

      (o)   Upon (i) the filing of the Initial Shelf Registration Statement and
(ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to PR Newswire, Reuters Economic Services, Bloomberg Business News or any other means of dissemination reasonably expected to make such information known publicly.

      (p) Use its reasonable best efforts to take all actions necessary, or reasonably requested by the holders of a majority of the Registrable Securities being sold, in order to expedite or facilitate disposition of such Registrable Securities; provided, that the Company shall not be required to take any action in connection with an underwritten offering without its consent.

      (q) Cause the Indenture to be qualified under the TIA not later than the effective date of any Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

      SECTION 4. Holder's Obligations. (a) Each Holder agrees by acquisition of Registrable Securities that, upon receipt of any Deferral Notice from the Company of the existence of any fact of the kind described in Section 3(i)(B) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until:

            (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof; or

            (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (unless such filings are made pursuant to the requirements of Section 13 or Section 15 of the Exchange Act and such filings are available through the SEC's EDGAR system).

If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such Deferral Notice.

      (b) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a copy of the Prospectus relating thereto, unless such Holder has furnished the Company with a completed Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading, any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required by the Company to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company to comply with applicable law or regulations. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of material fact relating to or provided by such Holder and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Company, within ten (10) Business Days of a request, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

            SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or blue sky laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement, and
(v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock. In addition, the Company shall bear or reimburse the Notice Holders for the reasonable fees and disbursements of one firm of legal counsel for the Holders, which shall, upon the written consent of the Initial Purchaser (which shall not be unreasonably withheld), be a nationally recognized law firm experienced in securities law matters designated by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), and its expenses for any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

            SECTION 6. Indemnification; Contribution.

            (a) The Company agrees to indemnify and hold harmless the Initial Purchaser and each Holder of Registrable Securities and each person, if any, who controls the Initial Purchaser or any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim and damage, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each indemnified Holder as promptly as practicable upon demand for any legal or other expenses reasonably incurred by such indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or action; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim or damage to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser, such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls the Initial Purchaser or any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim or damage
(1) arising from an offer or sale of Registrable Securities occurring during a Deferral Period, if a Deferral Notice was given to such Notice Holder or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact and the delivery thereof was required by law.

            (b) In connection with any Shelf Registration Statement in which a Holder, including, without limitation, the Initial Purchaser, of Registrable Securities is participating, in furnishing information relating to such Holder of Registrable Securities to the Company in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the Holders of such Registrable Securities agree, severally and not jointly, to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company and each person, if any, who controls the Company within the meaning of either such Section, against any and all loss, liability, claim and damage described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities (such Holder hereby acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      The Initial Purchaser agrees to indemnify and hold harmless the Company, the Holders of Registrable Securities, and each person, if any, who controls the Company or any Holder of Registrable Securities within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim and damage described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of these indemnity provisions. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this
Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to Section 6(d), no indemnified party shall, without the prior written consent of the indemnifying party, which shall not be unreasonably withheld or delayed, effect any settlement of any commenced or threatened litigation, investigation, proceeding or claim in respect of which any indemnification is sought hereunder.

      (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least forty-five (45) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party describing any unpaid balance it believes is unreasonable and the reasons therefor, in each case prior to the date of such settlement.

      (e) If the indemnification to which an indemnified party is entitled under this Section 6 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims and damages incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims or damages, as well as any other relevant equitable considerations.

      The relative fault of the Company on the one hand and the holders of the Registrable Securities or the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the holder of the Registrable Securities or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The aggregate amount of losses, liabilities, claims and damages incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 6, neither the Holder of any Registrable Securities nor the Initial Purchaser shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder of Registrable Securities or by the Initial Purchaser, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such Holder of Registrable Securities or the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 6(e), each person, if any, who controls the Initial Purchaser or any Holder of Registrable Securities within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser or such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

      SECTION 7. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

      SECTION 8. Miscellaneous.

      (a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to the Company's securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

      (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

      (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

      if to a Holder of Registrable Securities that is not a Notice Holder, at the address for such Holder then appearing in the Registrar (as defined in the Indenture);

      if to a Notice Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

      if to the Company, to:
                  Ocwen Financial Corporation
                  1675 Palm Beach Lakes Boulevard
                  West Palm Beach, FL  33401
                  Attn:  Legal Department
                  Facsimile No.:  (561) 471-4264

            with a copy (which shall not constitute notice) to:

                  Sidley Austin Brown & Wood LLP
                  Bank One Plaza
                  10 South Dearborn
                  Street
                  Chicago, IL  60603
                  Attention:  David J. Zampa, Esq.
                  Facsimile No.:  (312) 853-7036

            and,

            if to the Initial Purchaser, to:

                  Jefferies & Company, Inc.
                  520 Madison Avenue, 12th Floor
                  New York, New York  10022
                  Attention:  General Counsel
                  Facsimile No.:  (212) 284-2280

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

      (a) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Initial Purchaser or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      (b) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and, without requiring any express assignment, shall inure to the benefit of and be binding upon each Holder of any Registrable Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be subject to all of the terms of this Agreement and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

      (c) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

      (d) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF.

      (f) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      (g) Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights.

      (h) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Effectiveness Period, except for (i) any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for Additional Amounts under
Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                 Very truly yours,

                                 Ocwen Financial Corporation


                                 By: /s/ M. ZEIDMAN
                                     --------------------------------------
                                     Name:  Mark S. Zeidman
                                     Title: Senior Vice President and Chief
                                            Financial Officer





Agreed and accepted as of the date
first above written:



Jefferies & Company, Inc.

By: /s/ RAYMOND J. MINELLA
    ----------------------------
    Name:  Raymond J. Minella
    Title: Managing Director

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